UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 18, 2008
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Sunair Services Corporation (the “Company”) announced that it has appointed Charles P. Steinmetz to serve as the Chief Executive Officer of Middleton Pest Control, Inc (“Middleton”), effective as of January 18, 2008. Mr. Steinmetz was the majority owner of Middleton from 1977 until it was purchased by the Company in June 2005 and has served as a director of the Company since that time. At this time, the Company has not entered into a formal agreement with Mr. Steinmetz regarding the compensation that he will receive for serving as the Chief Executive Officer of Middleton.
     Mr. Steinmetz, 68 years old, has been a leader in the pest control industry for over 40 years. Mr. Steinmetz has served in various capacities with Orkin Exterminating Company (1961-1973) and Truly Nolen, Inc. (1974-1977), and led the build-up and sale of All America Termite and Pest Control, Inc. (1982-1977), which at the time of sale was the largest privately owned pest control company in the United States with 125 locations throughout Florida, Georgia, Alabama, North and South Carolina, Louisiana, Tennessee, Mississippi, Arizona and Texas. Following the sale of All America, Mr. Steinmetz was involved in Middleton’s growth from 1977 until June 2005 when it was sold to Sunair. Mr. Steinmetz received his degree in entomology from the University of Florida. There are no family relationships between Mr. Steinmetz and any of the executive officers or directors of the Company.
     On June 7, 2005, the Company acquired all of the outstanding stock of Middleton from Mr. Steinmetz, the majority shareholder of Middleton and the other shareholders of Middleton pursuant to a stock purchase agreement dated June 7, 2005 by and among Sunair Southeast Pest Holdings, Inc., the Company’s wholly-owned subsidiary, Mr. Steinmetz, certain family trusts affiliated with Mr. Steinmetz (the “Steinmetz Family Trusts”) and a trust affiliated with Gregory Clendenin. The aggregate consideration paid consisted of: (i) $35.0 million in cash; (ii) $5.0 million in the form of a subordinated promissory note (“Subordinated Note”); and (iii) 1,028,807 shares of the Company’s common stock (collectively, the “Transaction Consideration”). The Transaction Consideration was allocated pro rata among the shareholders of Middleton. As a shareholder of Middleton, Charles Steinmetz and the Steinmetz Family Trusts received 823,046 shares of the Company’s common stock, $28.0 million in cash and $4.0 million principal amount of the Subordinated Note in exchange for their shares of Middleton. The Subordinated Note is due and payable in full on June 7, 2010. The Subordinated Note bears interest at an annual rate equal to the prime rate as reported from time to time in the Wall Street Journal. During the fiscal year ended September 30, 2007, Mr. Steinmetz and the Family Trusts received an aggregate of $231,100 in interest on the Subordinated Note. Except for the foregoing, there are no related party transactions between the Company and Mr. Steinmetz as described by Item 404(a) of Regulation S-K.

Item 8.01	Other Events
     On January 17, 2008, the Company issued a press release announcing the appointment of Mr. Steinmetz as the Chief Executive Officer of Middleton. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     99.1      Press Release of Sunair Services Corporation, dated as of January 17, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: January 24, 2008	By:	/s/ JOHN J. HAYES
John J. Hayes
Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release of Sunair Services Corporation dated January 17, 2008